Exhibit 1.2

OKEANIS ECO TANKERS CORP.

(the “Corporation”)

THIRD AMENDED AND RESTATED BYLAWS

As of 5th December, 2023

ARTICLE I

OFFICES

The principal place of business of the Corporation shall be at such place or places as the Board of Directors of the Corporation (the “Board”) shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board may from time to time appoint or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1. Annual Meeting: The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board may determine for the purpose of electing directors and of transacting such other business as may properly be brought before the meeting. The Chairman of the Board (the “Chairman”) or, in the Chairman’s absence or if there is no Chairman, another person designated by the Board, shall act as the chairman of all annual meetings of shareholders. If there is a failure to hold the annual meeting for a period of 90 days after the date designated therefor, or if no date has been designated for a period of 13 months after the organization of the Corporation or after its last annual meeting, holders of not less than 10% of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting specifying the time thereof, which shall not be less than two nor more than three months from the date of such call. The secretary of the Corporation upon receiving the written demand shall promptly give notice of such meeting, or if he fails to do so within five business days thereafter, any shareholder signing such demand may give such notice. The shares of stock represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum, notwithstanding any provision of the Articles of Incorporation of the Corporation (as amended, the “Articles of Incorporation”) or these Bylaws to the contrary.

Section 2. (a) Nature of Business at Annual Meetings of Shareholders: No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in Section 2(b) of this Article II.

(b)  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a shareholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders.

(c)  To be in proper written form, a shareholder’s notice to the Secretary of the Corporation must set forth, as to each matter such shareholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.  In addition, notwithstanding anything in this Section 2 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Article III of these Bylaws for such nomination or nominations to be properly brought before such meeting.

(d)  No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Article II; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Article II shall be deemed to preclude discussion by any shareholder of any such business.  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3. Special Meeting: Special meetings of shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by the Chairman, the Chief Executive Officer, the Board, or the holders of not less than 20% of the voting power of the shares entitled to vote on the matter to be voted at such special meeting. No other person or persons are permitted to call a special meeting, unless otherwise prescribed by non-waivable provisions of applicable law. No business may be conducted at the special meeting other than business brought before the meeting by the person calling the meeting. Such meetings shall be held at such place and on a date and at such time as may be designated in the notice thereof by the officer of the Corporation designated by the Board to deliver the notice of such meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice.

Section 4. Notice of Meetings: Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time and place, and in the case of special meetings, the purpose thereof and the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail or by electronic transmission not less than 15 but not more than 60 days before such meeting, to each shareholder of record entitled to vote thereat. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his or her address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. If sent by electronic transmission, notice given pursuant to this section shall be deemed given when directed to a number or electronic mail address at which the shareholder has consented to receive notice.  Notice of a meeting need not be given to any shareholder who submits a signed or electronically transmitted waiver of notice, whether before or after the meeting, or who attends the meeting without objecting at the beginning of the meeting thereof to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Adjournments: Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice pursuant to Section 4 of this Article II.

Section 6. Quorum: Quorum for meetings of shareholders shall be as set forth in the Corporation’s Articles of Incorporation. If the Articles of Incorporation do not establish quorum for meetings of shareholders, the presence in person or by proxy of the minimum number of votes which is permissible by statute shall constitute a quorum. If less than a quorum is present, a majority of the total number of votes represented by those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 7. Voting: If a quorum is present, and except as otherwise expressly provided by law, the Articles of Incorporation then in effect or these Bylaws, the affirmative vote of a majority of the votes cast by holders of shares of stock represented at the meeting shall be the act of the shareholders. At any meeting of shareholders each shareholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and may exercise such voting right either in person or by proxy. Shareholders may act by written consent without a meeting to the extent provided for within the Articles of Incorporation, and, if not so provided, any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed or electronically transmitted by all the shareholders entitled to vote with respect to the subject matter thereof.

Section 8. Fixing of Record Date: For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance a date as the record date for any such determination of shareholders. Such date shall not be more than 60 nor less than 15 days before the date of such meeting, nor more than 60 days prior to any other action.

ARTICLE III

DIRECTORS

Section 1. Number: The affairs, business and property of the Corporation shall be managed by its Board. The number of directors is determined according to the Articles of Incorporation.

Section 2. How Elected: Except as otherwise provided by law or Section 5 of this Article III or the Articles of Incorporation, the directors of the Corporation shall be elected by a plurality of the votes cast at the annual meeting of shareholders by the holders of shares entitled to vote in the election.

Section 3. Nominations: (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred shares of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board may be made at any annual meeting of shareholders (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 of this Article III and on the record date for the determination of shareholder entitled to vote at such meeting and (B) who complies with the notice procedures set forth in Section 3(b) of this Article III.

(b)  In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a shareholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders.

(c)  To be in proper written form, a shareholder’s notice to the Secretary of the Corporation must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person and persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(d)  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3 of this Article III.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 4. Removal: Any or all of the directors may be removed for with or without cause by vote of the shareholders and any or all of the directors may be removed by the Board with cause.

Section 5. Vacancies: Any vacancies in the Board shall be governed by the Articles of Incorporation.

Section 6. Regular Meetings: Regular meetings of the Board may be held at such time and place as may be determined by resolution of the Board and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 7. Special Meetings: Special meetings of the Board may, unless otherwise prescribed by law, be called from time to time by the Chairman, the Board, any two directors, or any officer of the Corporation who is also a director. The Chief Executive Officer or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any of the foregoing persons stating the time, place, and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.

Section 8. Notice of Special Meetings: Notice of the date, time and place of each special meeting of the Board shall be given to each director at least 48 hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least 24 hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a director if given to him personally (including by telephone) or if such notice is delivered to such director by mail or email to his or her last known address. Notice of a meeting need not be given to any director who submits a signed waiver of notice or waives by electronic transmission, whether before or after the meeting or who attends the meeting without protesting, at the beginning of the meeting, the lack of notice to him.

Section 9. Quorum: The greater of (i) one third of the entire Board and (ii) a majority of the directors at the time in office, present in person or by proxy or by conference telephone, shall constitute a quorum for the transaction of business.

Section 10. Interested Directors. No contract or other transaction between the Corporation and one or more of the directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the Corporation’s directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or transaction, or that his, her or their votes are counted for such purpose: (a) if the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the board as defined in Section 55 of the Marshall Islands Business Corporations Act (the “BCA”), by unanimous vote of the disinterested directors; or (b) if the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 11. Voting: The vote of the majority of the directors, present in person, by proxy, or by conference telephone, at a meeting at which a quorum is present shall be the act of the Board. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board (or committee thereof) consent thereto in writing or by electronic transmission. Members of the Board or any committee thereof may participate in a meeting of such board or committee by means of communications equipment which permits the persons participating in the meeting to communicate with each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

Section 12. Compensation of Directors: The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board and to members of any committee, for attendance at the meetings of the Board and for services rendered to the Corporation.

ARTICLE IV

COMMITTEES

The Board may, by resolution or resolutions passed by a majority of the entire Board designate one or more committees to consist of one or more directors of the Corporation, each of which shall perform such action and have such authority and powers as shall be delegated to it by said resolution or resolutions or as provided for in these Bylaws. Members of any committee shall hold office for such period as may be prescribed by the vote of a majority of the entire Board. Vacancies in membership of such committees shall be filled by the Board. Committees may adopt their own rules of procedure and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when requested. Unless a greater voting requirement is established by the entire Board, committees act and approve matters by a vote of a majority of the committee members. No committee shall have the authority to take the actions prohibited by Section 57 of the BCA or any successor section (which, as of the date hereof, provides that no committee shall have the authority as to the following matters: (a) the submission to shareholders of any action that requires shareholders’ authorization under the BCA; (b) the filling of vacancies in the Board or in a committee; (c) the fixing of compensation of the directors for serving on the Board or on any committee; (d) the amendment or repeal of these Bylaws, or the adoption of new Bylaws; or (e) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable).

ARTICLE V

OFFICERS

Section 1. Number of Designation: The Board shall appoint a Secretary and such other officers with such duties as it may deem necessary. Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, directors. Officers of the Corporation may be natural persons, a Marshall Islands corporation or other business entity. Any two or more offices may be held by the same person.

The salaries of the officers and any other compensation paid to them shall be fixed from time to time by the Board. The Board may at any meeting appoint additional officers. Each officer shall hold office until his or her successor shall have been duly appointed and qualified, except in the event of the earlier termination of his or her term of office, through death, resignation, removal or otherwise. Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board at any regular or special meeting.

Section 2. Chief Executive Officer: The Chief Executive Officer, if any, shall have general management of the affairs of the Corporation together with the powers and duties usually incident to the office of Chief Executive Officer, except as specifically limited by appropriate written resolution of the Board and shall have such other powers and perform such other duties as may be assigned to him by the Board.

Section 3. Treasurer: The Treasurer, if any, shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board may designate, shall disburse the funds of the Corporation as may be ordered by the Board, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer, and shall have such powers and perform such other duties as may be assigned to him by the Board or the Chief Executive Officer.

Section 4. Secretary: The Secretary may act as Secretary of all meetings of the shareholders and of the Board at which he or she is present and desires to so act, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, if any, shall be empowered to affix the corporate seal, if any, to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him by the Board or the Chief Executive Officer. If the Secretary is a corporation, the duties of the Secretary may be carried out by any authorized representative of such corporation.

Section 5. Other Officers; Delegation: Officers other than those treated in Sections 2 through 4 of this Article shall exercise such powers and perform such duties as are customarily incident to their respective officers or as may be assigned to them by the Board or the Chief Executive Officer. Subject to any limitations imposed by the Board, any officer may delegate his or her powers and duties to any person, which delegation need not be in writing.

Section 6. Security: The Board may require any officer to give security for the faithful performance of his or her duties.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1. Form and Issuance: The shares of the Corporation may be represented by certificates in a form meeting the requirements of law and approved by the Board. Certificates, to the extent issued, shall be signed by an officer(s) and/or a director. These signatures may be facsimiles if the certificate is countersigned by a transfer agent other than the Corporation itself or its employees. Shares of any class or series may also be represented in uncertificated form, and, specifically, the Corporation may issue shares to be represented in any manner permitted or required by the rules of any stock exchange(s) on which the shares of the Corporation may be listed.

Section 2. Loss of Stock Certificates: The Board may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. This Section does not require the Board to review or otherwise determine the replacement of stock certificates.

ARTICLE VII

DIVIDENDS

Dividends may be declared in conformity with law by, and at the discretion of, the Board. Dividends may be declared and paid in cash, stock, or other property of the Corporation.

ARTICLE VIII

INDEMNIFICATION

Section 1. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 2.  When a Director or Officer is Successful.  To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 3.  Advancement of Expenses.  The right to be indemnified shall include, without limitation, the right of an indemnitee to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified hereunder.

Section 4.  Continuation of Indemnification.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5. Other Rights.  The rights of indemnification shall not be exclusive of any other rights to which an indemnitee may be entitled, and, to the extent permitted by law, shall not be limited by the provisions of Section 60 of the BCA or any successor statute.

Section 6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these Bylaws.

Section 7.  Repeal.  Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

CORPORATE SEAL

The seal of the Corporation, if any, shall be circular in form, with the name of the Corporation in the circumference and such other appropriate legend as the Board may from time to time determine.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be such period of twelve consecutive months as the Board may designate.

ARTICLE XI

AMENDMENTS

The Board is expressly authorized to make, adopt, alter, amend, change or repeal these Bylaws by resolutions adopted by the Board.  The shareholders may also make, adopt, alter, amend, change or repeal these Bylaws.

ARTICLE XII

SEVERABILITY; CHANGES IN LAW; MISCELLANEOUS

If any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the BCA or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. If any of the provisions of the BCA referred to above are modified or superseded, the references to those provisions is to be interpreted to refer to the provisions as so modified or superseded. The headings of the Articles and Sections contained in these Bylaws are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of these Bylaws. Whenever the context may require, any pronouns used in these Bylaws shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.